                                                                   EXHIBIT 10.11

                         Amended and Restated Agreement
                         ------------------------------

         This Amended and Restated Agreement is entered into as of this 15th day of November 2001, between Parametric Technology Corporation, a Massachusetts corporation (the "Company"), and Paul J. Cunningham ("Cunningham").

         WHEREAS, Cunningham is the Executive Vice President, Americas Sales;
and

         WHEREAS, to provide continued incentive for Cunningham to maintain employment with the Company, the Company desires to make the following arrangements with Cunningham concerning his termination of employment.

         NOW, THEREFORE, the Company and Cunningham hereby agree as follows:

         1. Termination Notice. The Company agrees that it may not terminate the
            ------------------
employment of Cunningham unless (i) such termination is for Cause (as defined below) or (ii) the Company has delivered to Cunningham a written notice of such termination (the "Termination Notice") at least six months in advance of the termination date. The duties of Cunningham during the period from the date of delivery of a Termination Notice until the termination of his employment shall be as determined by the Board of Directors or the Chief Executive Officer.

         2. Salary. During the period from the date of delivery of the
            ------
Termination Notice (the "Notice Date") until the earlier of (i) the date six months after the Notice Date or (ii) the date Cunningham commences employment with another company or organization, the Company shall pay to Cunningham a salary that is equal, on an annualized basis, to the highest annual salary (excluding any bonuses) in effect with respect to Cunningham during the six-month period immediately preceding the Termination Notice.

         3. Stock Options. Effective upon a Change in Control (as defined below)
            -------------
of the Company, all stock options granted to Cunningham and then outstanding under any Stock Option Plan (as defined below) of the Company shall become exercisable in full, notwithstanding any vesting schedule or other provisions to the contrary in the agreements evidencing such options; and the Company and Cunningham hereby agree that such option agreements are hereby and will be deemed amended to give effect to this provision.

         4. Definitions.
            -----------

            (a) A termination by the Company of Cunningham's employment for "Cause" shall mean termination (i) for Cunningham's willful and continued failure to substantially perform his duties to the Company (other than any such failure resulting from Cunningham's incapacity due to physical or mental illness), provided that (a) the Company has delivered a written demand for substantial performance to Cunningham specifically identifying the manner in which the Company believes that Cunningham has not substantially performed his duties, and (b) Cunningham has not cured such failure within 30 days after such demand, (ii) for willful conduct by Cunningham which is demonstrably and materially injurious to the Company, or (iii) for Cunningham's willful violation of any material provision of any confidentiality, nondisclosure, assignment of invention, noncompetition or similar agreement entered into by Cunningham in connection with his employment by the Company. For purposes of this paragraph, no act or failure to act on Cunningham's part shall be deemed "willful" unless done or omitted to be done by Cunningham not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

            (b) A "Change in Control" of the Company shall mean the occurrence of any of the following events: (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than as a result of acquisitions of such securities from the Company); (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered to be a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (including any person that, as a result of such transaction, owns all or substantially all of the Company's assets either directly or through one or more subsidiaries) outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) acquires more than 20% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

            (c) A "Stock Option Plan" of the Company shall mean any stock option or equity compensation plan of the Company in effect at any time, including without limitation the 1987 Incentive Stock Option Plan, the 1997 Incentive Stock Option Plan, the 1997 Non-statutory Stock Option Plan and the 2000 Equity Incentive Plan.

         5. Term. This Agreement shall continue in effect until February 28,
            ----
2003, unless extended by the mutual written consent of the Company and Cunningham.

         6. Successors.
            ----------

            (a) This Agreement is personal to Cunningham and without the prior written consent of the Company shall not be assignable by Cunningham otherwise than by will or the laws of descent and distribution.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement.

         7. Miscellaneous.
            -------------

            (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws.

            (b) This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (c) All notices and other communications hereunder shall be in writing and shall be delivered by hand delivery, by a reputable overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid, in each case addressed as follows:

         If to the Company:
         -----------------

         Parametric Technology Corporation
         140 Kendrick Street
         Needham, MA 02494
         Attention: Senior Vice President - General Counsel

         If to Cunningham:
         ----------------

         Paul J. Cunningham
         73 Marlboro Street, #6
         Boston, MA  02116

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Any notice or communication shall be deemed to be delivered upon the date of hand delivery, one day following delivery to such overnight courier service, or three days following mailing by registered or certified mail.

         EXECUTED as of the date first written above.

                                      PARAMETRIC TECHNOLOGY CORPORATION

                                      By: /s/ C. Richard Harrison
                                          -------------------------------------
                                          C. Richard Harrison
                                          Chief Executive Officer and President

                                          /s/ Paul J. Cunningham
                                          -------------------------------------
                                          Paul J. Cunningham